As filed with the Securities and Exchange Commission on February 5, 1997
                                                  Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                             BIG ENTERTAINMENT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           FLORIDA                                         65-0385686
-------------------------------                      ----------------------
(State or other jurisdiction of                          (IRS Employer
 incorporation or organization)                      Identification Number)

                        2255 GLADES ROAD, SUITE 237 WEST
                            BOCA RATON, FLORIDA 33431
                                 (561) 998-8000
    ------------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                               -------------------

                               MITCHELL RUBENSTEIN
                             CHIEF EXECUTIVE OFFICER
                             BIG ENTERTAINMENT, INC.
                        2255 GLADES ROAD, SUITE 237 WEST
                            BOCA RATON, FLORIDA 33431
                          TELEPHONE NO. (561) 998-8000
                          FACSIMILE NO. (561) 998-2974
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -------------------

                          COPIES OF COMMUNICATIONS TO:

                              DALE S. BERGMAN, P.A.
                                BROAD AND CASSEL
                    201 SOUTH BISCAYNE BOULEVARD, SUITE 3000
                              MIAMI, FLORIDA 33131
                          TELEPHONE NO. (305) 373-9400
                          FACSIMILE NO. (305) 373-9443

                         -------------------------------

        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

                           ---------------------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              PROPOSED
                                                                    PROPOSED                  MAXIMUM
                                             AMOUNT                 MAXIMUM                  AGGREGATE                  AMOUNT OF
           TITLE OF SHARES                    TO BE              OFFERING PRICE               OFFERING                 REGISTRATION
          TO BE REGISTERED                 REGISTERED            PER SHARE (1)                PRICE(1)                     FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,                                195,495
  $.01 par value.....................        shares                 $6.0625                $1,185,188.44                 $359.15
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,                                363,635
  $.01 par value(2)..................        shares                 $6.3250                $2,299,991.38                 $696.97
-----------------------------------------------------------------------------------------------------------------------------------
 Total........................................................................................................         $1,056.12
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

(2) Represents shares issuable upon conversion of certain shares of convertible preferred stock and exercise of certain warrants, as more fully set forth on the cover page of the Prospectus included herein. Also includes such additional shares as may be issuable as a result of the anti-dilution provisions of the convertible preferred stock and warrants.

================================================================================
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 5, 1997

PROSPECTUS

                                 559,130 SHARES

                             BIG ENTERTAINMENT, INC.
                                  COMMON STOCK

         This Prospectus relates to an aggregate of 559,130 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Big Entertainment, Inc., a Florida corporation ("Big Entertainment" or the "Company"), consisting of (i) 316,205 Shares issuable upon conversion of the Company's 4% $100 Series C Convertible Preferred Stock (the "Series C Preferred Stock"), (ii) 47,430 Shares issuable upon exercise of warrants to purchase Common Stock (the "Placement Agent's Warrants") issued to the placement agent (the "Placement Agent") in connection with the private placement of the shares of Series C Preferred Stock, and (iii) 195,495 Shares proposed to be sold from time to time by certain shareholders of the Company (the "Selling Shareholders"). The shares of Series C Preferred Stock are convertible and the Placement Agent's Warrants are exercisable beginning on June 20, 1997 (six months from the date of issuance). See "The Company--Recent Developments" and "Selling Shareholders." The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders or from the conversion of the Series C Preferred Stock, but will receive up to an aggregate of $300,000 upon the exercise of the Placement Agent's Warrants.

         The Selling Shareholders have advised the Company that they may from time to time sell all or a portion of the Shares offered hereby in one or more transactions in the over-the-counter market, on the Nasdaq SmallCap Market, on any exchange on which the Common Stock may then be listed, in negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale or prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of the Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Shareholders and any participating broker-dealers may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor the Selling Shareholders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders on account of their sales of the Shares from time to time. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act. See "Plan of Distribution."

         The Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "BIGE" and is listed on the Boston and Philadelphia Stock Exchanges under the symbol "BIG." On January 31, 1997, the last reported sales price of the Common Stock on the Nasdaq SmallCap Market was $6-1/16 per share.

                              ---------------------

 SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN RISKS THAT
         SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES.

                              ---------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

                 THE DATE OF THIS PROSPECTUS IS __________, 1997

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and may also be obtained from the Commission's website located at http://www.sec.gov. Quotations relating to the Company's Common Stock appear on the Nasdaq SmallCap Market, and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Quotations also appear on the Boston and Philadelphia Stock Exchanges and the previously mentioned information may be inspected at One Boston Place, Boston, Massachusetts 02108, and 1900 Market Street, Philadelphia, Pennsylvania 19103, respectively.

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Shares. This Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, such Registration Statement, certain portions of which have been omitted pursuant to rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is hereby made to such Registration Statement, including the exhibits thereto. Copies of the Registration Statement, including exhibits, may be obtained from the aforementioned public reference facilities of the Commission upon payment of the fees prescribed by the Commission, or may be examined without charge at such facilities. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission under the Exchange Act are incorporated in and made a part of this Prospectus by reference:

         (a) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995;

         (b) the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

         (c)      the Company's Current Report on Form 8-K filed on September 4,
                  1996.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the sale of all of the Shares shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed documents, which also are incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

         This Prospectus incorporates documents by reference that are not presented herein or delivered herewith. The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated herein by reference. Exhibits to any of such documents, however, will not be provided unless such exhibits are specifically incorporated by reference into such documents. The requests should be addressed to: Mitchell Rubenstein, Chief Executive Officer, Big Entertainment, Inc., 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431, telephone number (561) 998-8000.

                                   THE COMPANY

GENERAL

         Big Entertainment is a diversified entertainment company, which owns exclusive rights to certain original characters and concepts created by certain best-selling authors and media celebrities, including, for example, Tom Clancy, Leonard Nimoy, Mickey Spillane and Arthur C. Clarke. The Company uses illustrated novels to introduce, test and develop new characters and concepts in the marketplace as a means of exploring the potential of these characters and concepts (collectively, its "intellectual property") for licensing across all media, including films, television, books, multimedia software, toys and other merchandise. The Company acquires the rights to its intellectual properties pursuant to agreements which grant it, on an exclusive basis, all rights in all media as well as the right to use the creator's name in the title of the intellectual property. Big Entertainment also operates a book licensing and packaging division and an entertainment retail division.

         The Company's intellectual properties include, among others: TOM CLANCY'S NETFORCE; LEONARD NIMOY'S PRIMORTALS; ARTHUR C. CLARKE'S CRIOSPHINX; GENE RODDENBERRY'S XANDER IN LOST UNIVERSE; ISAAC ASIMOV'S I/bullet/BOTS; MICKEY SPILLANE'S MIKE DANGER; JOHN JAKES' MULLKON EMPIRE; ANNE MCCAFFREY'S ACORNA:
QUEEN OF THE UNICORNS; ANNE MCCAFFREY'S SARABAND; MARGARET WEIS' TESTAMENT OF THE DRAGON; TED WILLIAMS' MIRROR WORLD; NEIL GAIMAN'S MR. HERO -- THE NEWMATIC MAN; NEIL GAIMAN'S TEKNOPHAGE; NEIL GAIMAN'S LADY JUSTICE; and NEIL GAIMAN'S WHEEL OF WORLDS. Certain of the Company's intellectual properties are owned by a joint venture known as NetCo Partners ("NetCo Partners"), owned 50% by the Company and 50% by C.P. Group, Inc. ("C.P. Group"), in which Tom Clancy is a substantial shareholder. The Company is continually negotiating with other best-selling authors to create and develop additional intellectual properties for the Company and/or for NetCo Partners.

         A number of the Company's and/or NetCo Partners' intellectual properties have been licensed for use in feature films, television series, books and merchandise by various licensees, including Warner Books (a division of Time-Warner, Inc.) for hardcover and paperback book publishing rights; Playmates Toys, Inc. for a line of toys; HarperCollins (a division of Rupert Murdoch's News Corporation) for hardcover and paperback book publishing rights; Alliance Productions, Ltd., a division of Alliance Communications Corporation, the largest Canadian entertainment company, for television rights; Sierra On-Line, a publisher of interactive entertainment, productivity and educational software, for CD-ROM rights; and Miramax Films (a division of The Walt Disney Company) for feature film and television rights. The Company's licensing agreements generally provide for the payment by the licensee of advances to the Company or NetCo Partners, as the case may be, as well as royalty payments based on sales after the advance has been earned out. The Company and NetCo Partners are actively negotiating additional licensing opportunities for their intellectual properties.

         Big Entertainment's 51%-owned book licensing and packaging division, Tekno Books, is a leading book packager of fiction and non-fiction, with approximately 885 books published to date (approximately 167 published since the fourth quarter of 1994, when the Company acquired its interest in Tekno Books) and approximately another 125 under contract that are forthcoming. In addition to providing access to a number of best-selling authors, Tekno Books creates book projects by developing concepts, negotiating publishing agreements and executing substantially all aspects of the book projects. Tekno Books has worked with approximately 50 New York Times bestselling authors, including Tom Clancy, Jonathan Kellerman, Mary Higgins Clark, Dean Koontz, Tony Hillerman, Robert Ludlum and Scott Turow. These books have been published with more than 60 American publishers (including HarperCollins, Doubleday, Random House, Simon & Schuster, Viking Penguin and Warner Books), translated into 28 languages, and selected by 17 different book clubs. Tekno Books is also a leading producer of novels and anthologies in the science fiction, fantasy, mystery, horror and Western genres.

         Big Entertainment's entertainment retail division currently operates 27 "Entertainment Super/bullet/Kiosks," which are free standing stores that are located in malls and sell a variety of entertainment-related merchandise, and a 540-square-foot retail store in the Mall of America. The Super/bullet/Kiosks feature a futuristic design with an overhead band of video monitors that show movie trailers and promotional spots. The Company plans to progress towards its goal of becoming a national chain by opening additional Entertainment Super/bullet/Kiosks and in-line stores in the future, including Company-owned and possibly franchised units.

         Big Entertainment was organized in January 1993 by Mitchell Rubenstein and Laurie S. Silvers and commenced operations in the fourth quarter of 1994. Mr. Rubenstein and Ms. Silvers are founders of the Sci-Fi Channel, a 24-hour national cable television network which was acquired from Mr. Rubenstein and Ms. Silvers by USA Network (a partnership of Viacom and the Universal division of The Seagram Company, Ltd.) in March 1992.

         The principal executive offices of the Company are located at 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431, and its telephone number is (561) 998-8000.

RECENT DEVELOPMENTS

         AMENDMENT OF AGREEMENT WITH TEKNO SIMON. To facilitate expansion of its entertainment retail division, in November 1995, the Company established a long-term relationship with the largest U.S. shopping mall developer, the Simon-DeBartolo Group, and its Co-Chairman, Melvin Simon. Tekno Simon, LLC ("Tekno Simon"), an affiliate of Mr. Simon, initially invested a total of $1,360,000 in shares of the Company's preferred stock to fund the cost of developing 17 Entertainment Super/bullet/Kiosks (at $80,000 per kiosk). Pursuant to this agreement, Tekno Simon has acquired 217,600 shares of the Company's Series A Variable Rate Convertible Preferred Stock (the "Series A Preferred Stock"). Tekno Simon also currently beneficially owns 163,912 shares of the Company's Common Stock and Deborah J. Simon, who is Melvin Simon's daughter and a director of the Company, beneficially owns 8,928 shares of Common Stock.

         The Company's agreement with Tekno Simon was amended in October 1996 to extend the funding arrangement through March 31, 1997, pursuant to which the Company may fund the development of eight additional kiosks. As of the date of this Prospectus, $160,000 in additional funding has been provided to the Company for the development of two additional kiosks. This amendment also provided that the subsequent stock purchases will be of shares of the Company's Series B Variable Rate Convertible Preferred Stock (the "Series B Preferred Stock") in lieu of the Series A Preferred Stock. See "Description of Capital Stock -- Preferred Stock" for descriptions of the terms of the Series A Preferred Stock and Series B Preferred Stock.

         SALE OF SERIES C PREFERRED STOCK. In December 1996, the Company sold 20,000 shares of Series C Preferred Stock in a private placement to a single accredited strategic investor for an aggregate purchase price of $2,000,000. The Company received proceeds of approximately $1,840,000, after deducting fees of the Placement Agent. The Company agreed to use not less than 50% of the net proceeds for the development, construction and operation of Entertainment Super/bullet/Kiosks or in-line retail facilities, with the balance to be used for general corporate purposes. The Placement Agent, who assisted the Company with the transaction, also received Placement Agent's Warrants, which entitle it to purchase 47,430 shares of Common Stock at an exercise price of $6.325 per share for a period of five years from the date of issuance. The shares of Series C Preferred Stock are convertible and the Placement Agent's Warrants are exercisable beginning six months after the date of issuance. See "Description of Capital Stock--Preferred Stock" for a description of the terms of the Series C Preferred Stock. The Company agreed to register the shares of Common Stock to be received upon conversion of the Series C Preferred Stock and exercise of the Placement Agent's Warrants, which shares are included in the Shares covered by this Prospectus. Under the purchase agreement, the Company has agreed to provide the holder of the Series C Preferred Stock and the Placement Agent with indemnification in the event certain liabilities, including certain liabilities under the Securities Act, occur.

                           FORWARD-LOOKING STATEMENTS

         The Company cautions readers that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be deemed to have been made in this Prospectus or that are otherwise made by or on behalf of the Company. For this purpose, any statements contained in this Prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements. Factors which may affect the Company's results include, but are not limited to, the risks and uncertainties associated with a reliance on entertainment properties based on popular characters and story concepts developed by best-selling authors and media celebrities, as well as the Company's limited operating history, prior operating losses, need for future capital, competition in the publishing and entertainment industries, and dependence on management. The Company is also subject to other risks detailed herein or detailed from time to time in the Company's filings with the Commission. Factors that could cause or contribute to such difference in results include, but are not limited to, those discussed in section captioned "Risk Factors" below, as well as those discussed elsewhere in this Prospectus and in the Company's filings with the Commission.

                                  RISK FACTORS

         THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. BEFORE INVESTING IN THE COMMON STOCK, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH BELOW AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

         LIMITED OPERATING HISTORY. Prior to the fourth quarter of 1994, the Company was a development stage company that had not generated any revenues from operations and had devoted most of its efforts to various organizational activities, including developing a business strategy. Accordingly, the Company has a limited operating history from which an evaluation of the Company's prospects may be made. The Company's prospects must be considered in light of the numerous risks, expenses, problems and difficulties typically encountered in connection with the establishment of a new business, the development and introduction of new products, and the competitive environment in which the Company is operating. There can be no assurance that the Company can successfully implement its current operating plan.

         OPERATING LOSSES AND ACCUMULATED DEFICIT. The Company has incurred significant net losses since its inception, including net losses of $8,439,892 and $4,711,246 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. At September 30, 1996, the Company had an accumulated deficit of $20,024,452. Based on the Company's current operating plan, the Company expects to continue to incur losses from operations through at least the first quarter of the 1997 fiscal year, and possibly thereafter, until such time as the Company is able to attain adequate revenues to offset its operating expenses. There can be no assurance that the Company will ever achieve profitable operations.

         FINANCIAL CONDITION. At September 30, 1996, the Company had cash and cash equivalents of $861,229 and working capital of $643,642. For the nine months ended September 30, 1996, the Company used $5,262,428 of cash to fund its operating activities and incurred a net loss of $4,711,246 during such period. The long-term financial success of the Company is dependent upon the Company's ability to generate adequate revenue to offset operating expenses. Based on currently proposed plans and assumptions relating to its operations, the Company believes that anticipated cash flow from operations and its other current capital resources will be sufficient to satisfy the Company's working capital requirements for a period of approximately 12 months following the end of 1996. If the Company's plans change or its assumptions prove to be inaccurate, the Company may be required to seek additional funds or to curtail its operations. There can be no assurance that any additional financing, if required, will be available to the Company, or that if available, such financing will be on terms favorable to the Company.

         RETAIL OPERATIONS. The success of the Company's entertainment retail division depends upon the Company's ability to open and operate Entertainment Super/bullet/Kiosks on a timely and profitable basis. The Company intends to expand its retail operations through the opening of additional Company-owned Entertainment Super/bullet/Kiosks and the implementation of a franchising program. The successful realization of these plans depends on, among other things, the ability of the Company and its franchisees to secure suitable sites; to hire, train and retain qualified personnel; to obtain leases on favorable terms; to secure any required financing; and the general business and economic conditions in the localities of the Super/bullet/Kiosks. There can be no assurance that the Company will be successful in expanding or operating its chain of Entertainment Super/bullet/Kiosks or implementing its franchise program.

         COMPETITION. Competition is generally intense in the areas of the publishing and entertainment industry in which the Company operates and other segments of the entertainment industry. The Company's illustrated novels compete against publications from numerous other publishers, many of which have greater financial and other resources than the Company. In the licensing market, the Company competes with a wide range of other corporations as well as individuals. The Company's Entertainment Super/bullet/Kiosks compete for sales with specialty stores and traditional book and periodical retailers such as newsstands, convenience stores, drug stores, supermarkets, mass merchandisers, national bookstore chains, toy stores, novelty shops and hobby shops. There can be no assurance given that the Company can compete favorably in any of these market segments.

         TRADEMARKS AND PROPRIETARY RIGHTS. The Company's trademarks and rights to characters are the principal assets of the Company's licensing and publishing divisions. The Company has filed applications for federal trademark registration of its existing trademarks and files applications for trademark and copyright protection for each of its titles and featured characters. There can be no assurance that any such application, when filed, will be approved, or that the Company will have the financial and other resources necessary to enforce its proprietary rights against infringement by others. The inability of the Company to obtain adequate protection of or to enforce its proprietary rights could have a material adverse effect on the Company.

         DEPENDENCE ON MANAGEMENT. Mitchell Rubenstein, the Company's Chairman of the Board and Chief Executive Officer, and Laurie S. Silvers, the Company's Vice Chairman and President, have been primarily responsible for the organization of the Company and the development of its business. Each of them has entered into an employment agreement with the Company that expires in July 1998. Such employment agreements generally provide, among other things, that the Company's termination of either of such agreements without "cause" will also constitute a termination of the other agreement without "cause" (as defined in such agreements), and that an executive whose employment agreement is terminated without cause shall continue to receive his or her salary until the expiration of the term of the agreement. The Company is the beneficiary of $1,000,000 in key man insurance on the lives of each of these executives. The loss of the services of either of these individuals would have a material adverse effect on the Company. The Company's future success will also be dependent upon its ability to attract and retain qualified and creative management, administrative and other personnel.

         SIGNIFICANT INFLUENCE OF PRINCIPAL SHAREHOLDERS. As of the date of this Prospectus, the Company's executive officers and directors beneficially owned in the aggregate approximately 33% of the outstanding shares of Common Stock. As a result, such persons have the ability to significantly influence the outcome of any matters submitted to a vote of the Company's shareholders.

         NO DIVIDENDS. The Company has not paid any cash dividends on its Common Stock since its inception. Dividends on the Company's Series A Preferred Stock and Series B Preferred Stock are payable solely in shares of Common Stock. Dividends on the Company's Series C Preferred Stock accrue cash dividends at the annual rate of 4%. The Company intends to retain earnings remaining after payment of such cash dividends, if any, to finance the development and expansion of its business.

         TRADING MARKET FOR COMMON STOCK. The Company's Common Stock is quoted on the Nasdaq SmallCap Market and the Boston and Philadelphia Stock Exchanges. There currently are a relatively limited number of shares of Common Stock in the hands of the public and a relatively limited trading market for the Common Stock. Consequently, purchasers of Shares may have a limited ability to dispose of their shares of Common Stock in the public market. Furthermore, there can be no assurance that a more active trading market for the Common Stock will develop or, if developed, that it would be sustained.

         POTENTIAL VOLATILITY OF STOCK PRICE. The market price of the Common Stock could be subject to significant fluctuation in response to the Company's operating results and other factors, including general price fluctuations in securities markets. From time to time the stock markets have experienced extreme price and volume fluctuations. This volatility has had significant effects on the market prices of securities issued by many companies, especially smaller public companies, often for reasons unrelated to their operating performance.

         SHARES ELIGIBLE FOR FUTURE SALE. As of the date of this Prospectus, approximately 3,338,851 shares of Common Stock held by existing shareholders constitute "restricted shares" as defined in Rule 144 under the Securities Act ("Rule 144"), and may only be sold if such shares are registered under the Securities Act or sold in accordance with Rule 144 or another exemption from registration under the Securities Act. Sales under Rule 144 are subject to the satisfaction of certain holding periods, volume limitations, manner of sale requirements, and the availability of current public information about the Company. Substantially all of the Company's restricted shares of Common Stock are either eligible for sale pursuant to Rule 144 or have been (including the Selling Shareholders' Shares offered hereby) registered under the Securities Act for resale by the holders thereof, which will permit the sale of such registered shares of Common Stock in the open market or in privately negotiated transactions without compliance with the requirements of Rule 144. The Company is unable to estimate the amount, timing or nature of future sales of outstanding Common Stock. Sales of substantial amounts of the Common Stock in the public market may have an adverse effect on the market price thereof.

         EFFECT OF OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES. As of the date of this Prospectus, the Company has outstanding options granted under the Company's stock option plans to purchase an aggregate of 765,988 shares of Common Stock, warrants (including the Placement Agent's Warrants) to purchase an aggregate of 617,266 shares of Common Stock, 217,600 shares of Series A Preferred Stock convertible into 217,600 shares of Common Stock, 29,767 shares of Series B Preferred Stock convertible into 29,767 shares of Common Stock, and 20,000 shares of Series C Preferred Stock convertible into 316,205 shares of Common Stock. As long as such options, warrants and convertible securities remain unexercised or are not converted, as the case may be, the terms under which the Company could obtain additional capital may be adversely affected. Moreover, the holders of the options, warrants and convertible securities may be expected to exercise or convert them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of its securities on terms more favorable than those provided by such securities.

         AUTHORIZATION OF PREFERRED STOCK. The Company's Articles of Incorporation authorize the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could also be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no intention as of the date of this Prospectus to issue any shares of its preferred stock, other than as described in "The Company--Recent Developments," there can be no assurance that the Company will not issue additional shares in the future.

                                 USE OF PROCEEDS

         The Company will receive no proceeds from the sale of any of or all of the Shares of Common Stock being offered by the Selling Shareholders hereunder or upon conversion of the Series C Preferred Stock, but will receive an aggregate of $300,000 upon exercise of all of the Placement Agent's Warrants.

         Expenses expected to be incurred by the Company in connection with the registration of the Shares are estimated at approximately $10,000.

                              SELLING SHAREHOLDERS

         The Company has been advised by the Selling Shareholders that none of the Selling Shareholders has or had a position, office or other material relationship with the Company or any of its affiliates within the past three years. Unless otherwise indicated, the following table sets forth certain information with respect to the ownership of the Company's Common Stock by each Selling Shareholder as of the date of this Prospectus.

                                          OWNERSHIP OF SHARES          NUMBER OF            OWNERSHIP OF SHARES
    NAME AND ADDRESS OF SELLING             OF COMMON STOCK             SHARES                OF COMMON STOCK
            SHAREHOLDER                    PRIOR TO OFFERING        OFFERED HEREBY           AFTER OFFERING(1)
    ---------------------------         -----------------------     --------------        -----------------------
                                        SHARES       PERCENTAGE                           SHARES       PERCENTAGE
                                        -------      ----------                           ------       ----------
Thomas Isenberg.....................      6,000         *                  6,000                0         --
55 West 84th Street
Apt. 8
New York, New York  10024

Barry S. Halperin...................    164,447      2.7%                 82,947(2)        81,500(2)     1.3%
2500 North Military Trail
Suite 225
Boca Raton, Florida  33431

Theodore Bolotin IRA................     18,000         *                 18,000                0        --
21224 Harron Court
Boca Raton, Florida  33433

Howard Weiss and Karen
  Weiss, TBTE.......................     88,548      1.5%                 88,548                0        --
7155 Mandarin Drive
Boca Raton, Florida  33433

-------------------------
*      Less than 1%.

(1)    Assumes that all Shares are sold pursuant to this offering and that no other shares of
       Common Stock are acquired or disposed of by the Selling Shareholders prior to the termination of this offering.  Because the Selling Shareholders may sell all, some or none of their Shares or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of Shares that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling
       Shareholder will own upon completion of this offering.

(2)    The 81,500 shares of Common Stock not included in this offering were acquired by Mr. Halperin in the open market and therefore are not subject to registration rights.

         In addition, the Company is registering (i) 316,205 shares of Common Stock issuable upon conversion of 20,000 shares of Series C Preferred Stock and
(ii) an aggregate of 47,430 shares of Common Stock issuable upon exercise of the Placement Agent's Warrants. See "The Company--Recent Developments" and "Description of Capital Stock--Preferred Stock." The shares of Series C Preferred Stock are convertible and the Placement Agent's Warrants are exercisable beginning on June 20, 1997 (six months from the date of issuance).

                              PLAN OF DISTRIBUTION

         The Selling Shareholders have advised the Company that they may from time to time sell all or a portion of the Shares offered hereby in one or more transactions in the over-the-counter market, on the Nasdaq SmallCap Market, on any exchange on which the Common Stock may then be listed, in negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale or prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of the Shares for whom they may act as agent (which compensation may be in excess of customary commissions). In connection with such sales, the Selling Shareholders and any broker-dealers or agents participating in such sales may be deemed to be underwriters as that term is defined under the Securities Act. Neither the Company nor the Selling Shareholders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders on account of their sales of the Shares from time to time.

         Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the Shares may not be sold therein unless the Shares have been registered or qualified for sale in such state or an exemption from such requirement is available and is complied with.

         The Company will pay certain expenses in connection with this offering, estimated to be approximately $10,000, but will not pay for any underwriting commissions and discounts, if any, or counsel fees or other expenses of the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders, their directors, officers, agents and representatives, and any underwriters, against certain liabilities, including certain liabilities under the Securities Act. The Selling Shareholders have also agreed to indemnify the Company, its directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act.

         The Selling Shareholders and other persons participating in the distribution of the Shares offered hereby are subject to the applicable requirements of Rule 10b-6 promulgated under the Exchange Act in connection with sales of the Shares.

                          DESCRIPTION OF CAPITAL STOCK

         The Company's authorized capital stock consists of 11,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the date of the Prospectus, 6,095,601 shares of Common Stock and an aggregate of 267,367 shares of Preferred Stock were outstanding. The transfer agent for the Common Stock is American Stock Transfer & Trust Company, New York, New York.

COMMON STOCK

         Each share of Common Stock entitles the holder to one vote on all matters submitted to a vote of the shareholders. The holders of Common Stock are entitled to receive dividends, when, as and if declared by the Board of Directors, in its discretion, from funds legally available therefor. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to share ratably in the assets of the Company, if any, legally available for distribution to shareholders after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding shares of the Company's Preferred Stock. The Common Stock has no preemptive rights and no subscription, redemption or conversion privileges. The Common Stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of Common Stock voting for the election of directors will be able to elect all members of the Board of Directors. A majority vote will also be sufficient for other actions that require the vote or concurrence of shareholders. All of the outstanding shares of Common Stock are, and the shares to be sold in this offering will be, when issued and paid for, fully paid and nonassessable.

PREFERRED STOCK

         GENERAL. The Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designations, preferences and relative participation, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights and dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the shareholders. The issuance of Preferred Stock by the Board of Directors could affect the rights of the holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends, and in liquidation, over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock.

         SERIES A PREFERRED STOCK. The Company has designated 217,600 shares of Preferred Stock as the Company's Series A Preferred Stock, and has issued 217,600 shares of such Series A Preferred Stock as of the date of this Prospectus. The Series A Preferred Stock has a stated value of $6.25 per share and accrues non-cash dividends, payable quarterly in shares of Common Stock based on prevailing market prices for the Common Stock. The dividends accrue on the stated value of the outstanding shares of Series A Preferred Stock at a variable rate equal to a specified bank prime rate (8.25% as of December 20, 1996). During the two-year period commencing on November 28, 1995, the Series A Preferred Stock is convertible at the option of the holders into shares of Common Stock on a one-for-one basis. After the conversion period expires, the Series A Preferred Stock will be redeemable at the Company's option for $7.1875 per share in cash. The holders of the Series A Preferred Stock will be entitled to vote together with the holders of Common Stock on all matters, with each share of Series A Preferred Stock having one vote. The Series A Preferred Stock will have a liquidation preference of $7.1825 per share over the Common Stock. The Company and certain holders of Common Stock (Mitchell Rubenstein, Laurie S. Silvers, Asbury Park Press, Inc. and Martin H. Greenberg) agreed in connection with the sale of the Series A Preferred Stock that the Company shall appoint one nominee of the current holder of the Series A Preferred Stock to the Company's Board of Directors and that such shareholders shall vote their shares for election of such nominee to the Company's Board of Directors. Such holder's current nominee on the Board is Deborah J. Simon, who was appointed to the Board in November 1996.

         SERIES B PREFERRED STOCK. The Company has designated 142,223 shares of Preferred Stock as its Series B Variable Rate Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"). In October 1996, the Company entered into an amendment to the stock purchase agreement regarding the sale of the Series A Preferred Stock, whereby Tekno Simon, the purchaser of such series, agreed to purchase shares of Series B Preferred Stock, instead of additional shares of Series A Preferred Stock as originally provided by the agreement. The terms of the Series B Preferred Stock are identical to those of the Series A Preferred Stock, except that the purchase price per share of the Series B Preferred Stock will be subject to adjustment on the earlier of March 31, 1997 or completion of all of the fundings under the amended agreement, based on the market prices of the Common Stock at the time of each such funding, but in no event shall the purchase price be greater than $6.25 per share or less than $4.50 per share. As of the date of this Prospectus, 29,767 shares of Series B Preferred Stock are currently issuable under the amended agreement (based on the initial purchase price of $5.375 per share as provided in the amended agreement, subject to adjustment as described above).

         SERIES C PREFERRED STOCK. In December 1996, the Board of Directors designated 100,000 shares of the Company's Preferred Stock as the 4% $100 Series C Convertible Preferred Stock (the "Series C Preferred Stock"), and 20,000 of such shares were sold in a private placement to a single accredited strategic investor. The Series C Preferred Stock pays quarterly cash dividends at the annual rate of 4% and is convertible into shares of Common Stock based on an initial conversion price of 110% of the market price of the Common Stock on the date of the transaction (resulting in an initial conversion price of $6.325), subject to certain adjustments. The Series C Preferred Stock will have a liquidation preference of $100 per share over the Common Stock. The Series C Preferred Stock ranks junior to the Series A Preferred Stock and Series B Preferred Stock as to payment of dividends and liquidation rights. Each share of Series C Preferred Stock is entitled to one vote per share, together with the holders of shares of the Company's Common Stock and Series A Preferred Stock, as a single class on all matters presented to a vote of the Company's shareholders, except as otherwise expressly required by law. The Company may determine to issue additional shares of Series C Preferred Stock in the future. There can be no assurances that the Company will be able to negotiate and consummate any further sales of Series C Preferred Stock.

         ANTI-TAKEOVER EFFECTS. The authority possessed by the Board of Directors to issue Preferred Stock could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. The Board of Directors may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of

Common Stock. Except as described above, there are no agreements or understandings for the issuance of Preferred Stock and the Board of Directors has no intention to issue additional shares of Preferred Stock as of the date of this Prospectus.

CERTAIN FLORIDA LEGISLATION

         Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Florida law and the Company's Articles of Incorporation also authorize the Company to indemnify the Company's directors, officers, employees and agents. Pursuant to such authorization, the Company has entered into agreements with each of its directors and certain of its officers providing for indemnification to the fullest extent permitted by law.

SHAREHOLDERS' RIGHTS PLAN

         The Company has implemented a shareholders' rights plan providing for a dividend distribution of one right (a "Right") for each outstanding share of Common Stock. On August 23, 1996, the Board of Directors declared a dividend of one Right for each outstanding share of Common Stock, payable on September 4, 1996 to the shareholders of record on that date. Each Right entitles the holder thereof to purchase from the Company one share of Common Stock at a price of $25.00 per share (the "Exercise Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated as of August 23, 1996.

         The Rights will expire 10 years after issuance, unless earlier redeemed by the Company as provided in the Rights Agreement at a price of $.01 per Right. The Rights are not currently exercisable and automatically trade together with the Common Stock.

         The Rights, unless earlier redeemed, will become exercisable upon the occurrence of certain events as defined in the Rights Agreement, which generally would result in a change in control of the Company or the acquisition of 15% or more of the Company's Common Stock in transactions not approved by the Board of Directors prior to consummation thereof. Unless the Rights are earlier redeemed, in the event that, after the Rights become exercisable, the Company were to be acquired in a merger or other business combination (in which any shares of the Company's Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right will have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price. In addition, unless the Rights are earlier redeemed, if a person or group becomes an "acquiring person" (as defined in the Rights Agreement), the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, other than such acquiring person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of the Company's Common Stock having a market value at the time of the transaction equal to two times the Exercise Price.

         The number of shares of Common Stock issuable upon exercise of the Rights and the Exercise Price of the Rights are subject to certain adjustments as set forth in the Rights Agreement. Until a Right is exercised, the holder, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Rights will have certain anti-takeover effects by causing substantial dilution to a person or group that attempts to acquire the Company in a manner or on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors, nor should the Rights interfere with any merger or other business combination approved by the Board of Directors.

SHARES ELIGIBLE FOR FUTURE SALE

         See "Risk Factors -- Shares Eligible for Future Sale."

                                  LEGAL MATTERS

         The validity of the Shares is being passed upon for the Company by Broad and Cassel, a partnership including professional associations, 201 South Biscayne Boulevard, Suite 3000, Miami, Florida 33131.

                                     EXPERTS

         The financial statements of the Company incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in its report with respect thereto, and is incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing.

================================================================================

No dealer, salesperson or any other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus in connection with the offering made hereby, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Shares described in the cover page hereof, or an offer to sell or a solicitation of an offer to buy the Shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                   ----------

                                TABLE OF CONTENTS

                                                                PAGE
                                                                ----
AVAILABLE INFORMATION..............................................3
INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE.............................................3
THE COMPANY........................................................4
FORWARD-LOOKING STATEMENTS.........................................7
RISK FACTORS.......................................................8
USE OF PROCEEDS...................................................11
SELLING SHAREHOLDERS..............................................12
PLAN OF DISTRIBUTION..............................................13
DESCRIPTION OF CAPITAL STOCK......................................13
LEGAL MATTERS.....................................................17
EXPERTS...........................................................17

                                 559,130 Shares

                            BIG ENTERTAINMENT, INC.

                                  Common Stock

                         ------------------------------
                                   PROSPECTUS
                         ------------------------------

                             _______________, 1997

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Company estimates that its expenses in connection with this registration statement will be as follows:

         Securities and Exchange Commission registration fee...  $     1,056.12
         Legal fees and expenses...............................        7,000.00
         Accounting fees and expenses..........................        1,000.00
         Miscellaneous.........................................          943.88
                                                                 --------------
                  Total........................................  $    10,000.00
                                                                 ==============


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has authority under Section 607.0850 of the Florida Business Corporation Act (the "FBCA") to indemnify its directors and officers to the extent provided for in the FBCA. The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify and may insure its officers and directors to the fullest extent permitted by law. The Company has also entered into agreements with each of its directors and executive officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         The provisions of the FBCA that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         Pursuant to certain registration rights agreements, each of the Company and the Selling Shareholders has agreed to indemnify the others and their directors, officers, agents and representatives (and with respect to the indemnification by the Company, any underwriters) against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 16.      EXHIBITS.

   EXHIBIT
    NUMBER    DESCRIPTION OF EXHIBIT
   -------    ----------------------
     5.1      Opinion of Broad and Cassel.

    23.1      Consent of Broad and Cassel (included in Exhibit 5.1 hereto).

    23.2      Consent of Arthur Andersen LLP.

    24.1      Power of Attorney (see page II-4 of the Registration Statement).

ITEM 17.          UNDERTAKINGS.

         (a) RULE 415 OFFERING. The undersigned Registrant hereby undertakes to:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act.

                          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) REQUEST FOR ACCELERATION OF EFFECTIVE DATE. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 3rd day of February, 1997.

                                              BIG ENTERTAINMENT, INC.

                                              By:/s/MITCHELL RUBENSTEIN
                                                 -------------------------------
                                                 Mitchell Rubenstein
                                                 Chairman of the Board and
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mitchell Rubenstein and Laurie S. Silvers his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                             TITLE                       DATE
---------                                             -----                       ----
/s/ MITCHELL RUBENSTEIN                 Chairman of the Board and Chief     February 3, 1997
-----------------------------------       Executive Officer (principal
MITCHELL RUBENSTEIN                      executive officer and principal
                                        financial and accounting officer)

/s/ LAURIE S. SILVERS                    Vice Chairman of the Board and     February 3, 1997
-----------------------------------                 President
LAURIE S. SILVERS

SIGNATURE                                             TITLE                       DATE
---------                                             -----                       ----
/s/ MARTIN H. GREENBERG                             Director                February 3, 1997
-----------------------------------
MARTIN H. GREENBERG

/s/ HARRY T. HOFFMAN                                Director                February 3, 1997
-----------------------------------
HARRY T. HOFFMAN

/s/ LAWRENCE GOULD                                  Director                February 3, 1997
-----------------------------------
LAWRENCE GOULD

/s/ JULES L. PLANGERE, JR.                          Director                February 3, 1997
-----------------------------------
JULES L. PLANGERE, JR.

/s/ E. DONALD LASS                                  Director                February 3, 1997
-----------------------------------
E. DONALD LASS

                                                    Director
-----------------------------------
DEBORAH J. SIMON

                                                    Director
-----------------------------------
JOHN W. WALLER


                               INDEX TO EXHIBITS

   EXHIBIT
    NUMBER    DESCRIPTION
   -------    -----------
     5.1      Opinion of Broad and Cassel.

    23.2      Consent of Arthur Andersen LLP